SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2006

Commission file number: 333-46607-12	Commission file number: 333-46607

Werner Holding Co. (PA), Inc.	Werner Holding Co. (DE), Inc.
(Exact name of co-registrant as specified in charter)	(Exact name of co-registrant as specified in charter)

Pennsylvania	25-0906895	Delaware	25-1581345
(State or other jurisdiction of incorporation)	(IRS employer identification no.)	(State or other jurisdiction of incorporation)	(IRS employer identification no.)

93 Werner Rd. Greenville, PA	16125	1105 North Market St., Suite 1300 Wilmington, DE	19899
(Address of principal executive offices)	(Zip Code)	(Address of principal executive offices)	(Zip Code)

(724) 588-2550 (Co-registrant’s telephone number, including area code)	(302) 478-5723 (Co-registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The co-registrants are Werner Holding Co. (PA), Inc., a Pennsylvania corporation and Werner Holding Co. (DE), Inc., a Delaware corporation and the wholly owned subsidiary of Werner Holding Co. (PA), Inc. Werner Holding Co. (PA), Inc. has no substantial operations or assets other than its investment in Werner Holding Co. (DE), Inc.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     Werner Holding Co. (PA), Inc., which through its Werner Co. subsidiary is the nation’s largest manufacturer and marketer of ladders and other climbing products (collectively, the “Company”) reported that it has completed the sale of its Extruded Products division effective December 29, 2005. The Company sold the assets of its Extruded Products division pursuant to an agreement dated December 14, 2005 (the “Agreement”) between the Company and WXP, Inc., a Delaware corporation and an affiliate of H.I.G. Capital, L.L.C. Pursuant to the Agreement, the Company sold inventory, accounts receivable, real estate, buildings and equipment relating primarily to the Extruded Products division for $20.3 million and the assumption of certain liabilities. The purchase price is subject to adjustment based upon the final closing balance sheet and working capital. Net proceeds of $9.2 million were used to reduce the Company’s First Lien Term Loan as required by the provisions of the term loan and the remaining net proceeds was used to reduce the amount outstanding under the Company’s Accounts Receivable Financing Facility. The Company has leased back from WXP, Inc. its Greenville Corporate Office building and research facilities for a three year term with an additional three year renewal option. As a part of the transaction, the Company has also entered into supply agreements with WXP, Inc. for aluminum log and certain finished goods which expire one year and eighteen months, respectively, from the closing date. The Company has also agreed to provide certain transition services to WXP, Inc. for up to three years from the closing date at market rates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	WERNER HOLDING CO. (PA), INC.

	By:	/s/ LARRY V. FRIEND

Larry V. Friend Vice President, Chief Financial Officer and Treasurer

Date: March 10, 2006	WERNER HOLDING CO. (DE), INC.

	By:	/s/ LARRY V. FRIEND

Larry V. Friend Vice President, Chief Financial Officer and Treasurer

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